EXHIBIT 24

VECTREN CORPORATION

LIMITED POWER OF ATTORNEY

(To Sign and File Registration Statement)

        The undersigned director and/or officer of VECTREN CORPORATION, an Indiana corporation (the “Company”), which intends to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 to register shares to be issued and sold pursuant to the Vectren Corporation Automatic Dividend Reinvestment and Stock Purchase Plan, does hereby appoint each of Ronald E. Christian and Jerome A. Benkert, Jr. as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign said Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney this 28th day of October, 2004.

/s/ John M. Dunn —————————————— John M. Dunn	/s/ Niel C. Ellerbrook —————————————— Niel C. Ellerbrook

/s/ John D. Engelbrecht —————————————— John D. Engelbrecht	—————————————— Anton H. George

/s/ Robert L. Koch II —————————————— Robert L. Koch II	/s/ William G. Mays —————————————— William G. Mays

/s/ J. Timothy McGinley —————————————— J. Timothy McGinley	/s/ Richard P. Rechter —————————————— Richard P. Rechter

/s/ Ronald G. Reherman —————————————— Ronald G. Reherman	/s/ R. Daniel Sadlier —————————————— R. Daniel Sadlier

/s/ Richard W. Shymanski —————————————— Richard W. Shymanski	/s/ Jean L. Wojtowicz —————————————— Jean L. Wojtowicz

STATE OF INDIANA	)
	)	SS:
COUNTY OF VANDERBURGH	)

        Before me, a notary public, in and for said County and State personally appeared John M. Dunn, Niel C. Ellerbrook, John D. Engelbrecht, Robert L. Koch II, William G. Mays, J. Timothy McGinley, Richard P. Rechter, Ronald G. Reherman, R. Daniel Sadlier, Richard W. Shymanski, and Jean L. Wojtowicz, who executed the above and foregoing Limited Power of Attorney on October 28, 2004.

        Witness my hand and Notarial Seal this 28th day of October, 2004.

Notary Public /s/ Lewana Doyle —————————————— Lewana Doyle Residing in Posey County

My Commission Expires:
2-12-2012